Exhibit 23.1

Moores Rowland Mazars

34th Floor, The Lee Gardens

33 Hysan Avenue

Causeway Bay, Hong Kong

April 8, 2004

We hereby consent to the incorporation of our report dated April 8, 2004, relating to the financial statements of Jasmine’s Garden in the form 10-KSB for the year ended December 31, 2003.

/s/ Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants